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                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC  20549



                                   FORM 8-K


                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) November 17, 1998
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                                CENTOCOR, INC.
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            (Exact name of registrant as specified in its charter)

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


Pennsylvania                        0-11103                23-2117202
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(State or other                 (Commission file          (IRS Employer
jurisdiction of                      number)            Identification No.)
incorporation)
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200 Great Valley Parkway, Malvern, Pennsylvania                  19355
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(Address of principal executive offices)                       (Zip Code)



Registrant's telephone number, including area code (215) 651-6000
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                                Not applicable
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         (Former name or former address, if changed since last report)
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Item 5.  Other Events.
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               On November 17, 1998, Registrant closed on the sale of its oncology diagnostics business to Fujirebio, Inc., of Japan, for approximately $37.5 million in cash. The final sale price is subject to a post-closing adjustment, based on the audited net assets as of the closing. Under the terms of the sale, Fujirebio has purchased Registrant's in vitro diagnostic oncology business, which includes immunoassays using monoclonal antibody technology that aids in the detection and monitoring of tumor-associated antigens. Revenues for the diagnostics business were $35.4 million in 1997. A copy of Registrant's press release with regard to the sale is filed as an exhibit to this Form 8-K and is incorporated herein by reference.


Item 7.  Financial Statements and Exhibits.
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    (c)  Exhibits:
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            (99.1)  Press release, dated November 17, 1998



                                  SIGNATURES
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               Pursuant to the requirements of the Securities Exchange Act of
1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 CENTOCOR, INC.
                                 Registrant


Dated: November 18, 1998         By: /s/ George D. Hobbs
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                                    George D. Hobbs, Vice President,
                                    Corporate Counsel and
                                    Secretary